EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption
"Experts-Independent Registered Public Accounting Firm" and to the use of our report dated December 6, 2005 in the Amendment No. 1 to the Registration Statement (File No. 333-129666) and related Prospectus of Claymore Securities Defined Portfolios, Series 263.

                                                          /s/ Grant Thornton LLP
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                                                              GRANT THORNTON LLP


Chicago, Illinois
December 6, 2005